EXHIBIT 10.29

COLLATERAL ASSIGNMENT,PATENT MORTGAGE AND SECURITY AGREEMENT

This Collateral Assignment, Patent Mortgage and Security Agreement ("Agreement") is made and entered into as of the 29TH day of December, 1998, by and between Enerdyne Technologies, Inc., a California corporation ("Grantor") and First National Bank, a national banking association ("Grantee"), with reference to the following:

RECITALS
A. Grantee has agreed to loan to Grantor and Boatracs, Inc., a California corporation ("Boatracs"), Grantor's parent corporation, the sum of $5,000,000, evidenced by two (2) promissory notes in the principal amounts of $4,250,000 and $750,000 (collectively, the "Loan"). B. In order to induce Grantee to make the Loan, Grantor has agreed to assign to Grantee certain intangible property to Grantee as security for the repayment of the Loan. NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions contained herein, Grantor and Grantee hereby agree as follows:

1.Assignment, Patent Mortgage and Grant of Security Interest. As collateral security for the prompt and complete repayment of the Loan, the performance of all other obligations of Grantor and Boatracs set forth in that certain Loan Agreement of even date herewith by and among Grantor, Grantee and Boatracs, and the Related Documents (as such term is defined in the Loan' Agreement), Grantor hereby assigns, transfers, conveys and grants a security interest and mortgage to Grantee, as security, in and to Grantor's right, title and interest in, to and under the following, now or hereafter existing, created, acquired or held by Grantor (collectively, the "Collateral"): (a) Any and all copyright rights, copyright applications, copyright registrations and similar protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitute trade secrets (collectively, the "Copyrights"), (b) Any and all trade secrets and any and all intellectual property rights in computer software and computer software products, (c) Any and all design rights which may be available to Grantor (d) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, those set forth on Exhibit A attached hereto and incorporated herein by reference (collectively, the "Patents"), (e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including, without limitation, those set forth in Exhibit B attached hereto and incorporated herein by reference (collectively, the "Trademarks"), (f) Any and all claims for damages by way of past, present and future infringement of any of the rights set forth above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights described above, (g) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such licenses and rights, (h) All amendments, renewals and extensions of any of the Copyrights, Patents or Trademarks, and (i) All proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

THE INTEREST IN THE COLLATERAL BEING ASSIGNED HEREUNDER SHALL NOT BE CONSTRUED AS A CURRENT ASSIGNMENT, BUT AS A CONTINGENT ASSIGNMENT TO SECURE REPAYMENT OF THE LOAN AND ALL OF GRANTOR'S AND BOATRACS' PRESENT OR FUTURE INDEBTEDNESS, OBLIGATIONS AND LIABILITIES TO GRANTEE, INCLUDING, WITHOUT LIMITATION, ALL INDEBTEDNESS, OBLIGATIONS AND LIABILITIES UNDER THE LOAN AGREEMENT AND THE RELATED DOCUMENTS.

2. Authorization and Request. Grantor authorizes and requests that the Register of Copyrights and the, Commissioner of Patents and Trademarks record this Agreement.

3. Covenants and Warranties.
(a) Except as set forth in Exhibit C hereto, to the best knowledge of Grantor, Grantor has valid and marketable title to the Collateral, free and clear of all material liens and other encumbrances, except for third party rights licensed to it, which it has a valid right to use with respect to the Collateral. (b) Until such time as the Loan has been repaid in full and all of Grantor's and Boatracs' obligations under the Loan Agreement and the Related Documents have been satisfied, Grantor will not sell, assign, transfer or otherwise encumber any interest in the Collateral, except for:(i) non-exclusive licenses granted by Grantor in the ordinary and normal course of its business as now conducted or as otherwise set forth in this Agreement, and (ii) subject to Grantor's execution of appropriate documents, in form acceptable to Grantee, to perfect or continue the perfection of Grantee's interest in the Collateral, transfers to affiliates of Grantor. (c) Grantor shall promptly advise Grantee of any material changes in the composition of the Collateral, including, but not limited to, any subsequent ownership right of grantor in or to any Copyright, Patent or Trademark not specified in this Agreement. (d) Grantor shall: (i) protect, defend and maintain the validity and enforceability of the Copyrights, Patents and Trademarks, (ii) use its best efforts to detect any infringement of the Copyrights, Patents and Trademarks and promptly advise Grantee in writing of any material infringement detected, and (iii) not allow any Copyrights, Patents or Trademarks to be abandoned, forfeited or dedicated to the public without the written consent of Grantee, which consent shall not be unreasonably withheld, unless Grantor determines that reasonable business practices suggest that abandonment is appropriate. (e) Grantor shall promptly register the most recent version of Grantor's material Copyrights, obtained after the date hereof, as Grantee may reasonably request from time to time, and shall from time to time, execute and file such other instruments and take such further actions as Grantee may reasonably request from time to time to perfect or continue the perfection of Grantee's interest in the Collateral. (f) (i) To the knowledge of Grantor, this Agreement creates, and in the case of after-acquired Collateral, this Agreement will create at the time Grantor first has rights in such after-acquired Collateral, in favor of Grantee a validsecurity interest in the Collateral in the United States securing the payment and performance of all indebtedness, obligations and liabilities of Grantor to Grantee under the Loan Agreement and Related Documents upon making the filings referred to in Section 3(g) below.
(ii)Except as against (1) any non-material liens and other encumbrances (including, without limitation, third party license rights) granted by Grantor,
(2) any liens, security interests and other encumbrances in the Collateral granted after December 10, 1997, (3) any liens, security interests and other encumbrances in the Collateral (which are pending patent or trademark registration), and (4) security interests in favor of Scott T. Boden and Irene Shinsato pursuant to that certain Collateral Assignment, Patent Mortgage and Security Interest dated as of July,7, 1998, which security interests have been subordinated to the security interests in favor of Grantee hereunder, the filing of this Agreement with both (A) the UCC Division of the California Secretary of State, and (B)(i) for copyrights, the United States Copyright Office, or (ii) for patents and trademarks, the United States Patent and Trademark Office, shall perfect the security interest granted in Section 3(g) against any liens, security interests or other encumbrances granted on or after the date three (3) months prior to the date of filing of this Agreement.(g) To Grantor's best knowledge, except for, and upon the filings with, as applicable: (i) the United States Patent and Trademark Office with respect to the Patents and Trademarks,
(ii) the Register of Copyrights with respect to the Copyrights, and the UCC Division of the California Secretary of State, necessary to perfect the security interest and assignment created hereunder, and except as has already been made or obtained, no authorization, approval or other action by, and no notice to or filing with any United States governmental authority or United States regulatory body is required either:(A)for the grant by Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Grantor in the United States, or (B) for the perfection in the United States or the exercise by Grantee of its rights and remedies hereunder. (h) All information supplied or to be supplied to Grantee by or on behalf of Grantor with respect to the Collateral is accurate and complete in all material respects.(i) Grantor will-not enter into any agreement that would materially impair or conflict with Grantor's obligations hereunder without Grantee's prior written consent, which consent shall not be unreasonably withheld. Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provision that could or might in-any way prevent the creation of a security interest in Grantor's rights and interests in any property included within the definition of Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts. (j) Upon the Chief Executive Officer or Chairman of the Board of Grantor obtaining actual knowledge thereof, Grantor will promptly notify Grantee in writing of any event that materially and adversely affects the value of any Collateral, the ability of Grantor to dispose of any Collateral or the rights and remedies of Grantee in relation thereto, including the levy of any legal process against any of the Collateral.

4. Grantee's Rights. Grantee shall have the right, but not the obligation, to take, at Grantor's sole expense, any actions that Grantor is required to but fails to take under this Agreement, following fifteen (15) days prior notice and opportunity to cure to Grantor. Grantor shall reimburse and indemnify Grantee for all reasonable costs and expenses incurred in exercising Grantee's rights hereunder. 5. Inspection Rights. Grantor hereby grants to Grantee, its employees, agents and representatives, the right to visit, during business hours and upon reasonable advance notice to Grantor, any of Grantor's plants and facilities that manufacture, install or store products (or that have done so at any time during the prior six (6) months) that are sold utilizing any of the Collateral, and to inspect the products and quality control records relating thereto upon reasonable advance written notice to Grantor, and as often as may be reasonably requested. 6. Further Assurances; Attorney-In-Fact.(a) On request, Grantor agrees to disclose to Grantee all Copyrights, Patents and Trademarks that have been applied for by or assigned or granted to Grantor and in which Grantee does not already have a perfected security interest. (b) Grantor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements with the United States Patent and Trademark Office andthe Register of Copyrights, and take all such action as may reasonably be necessary, or as reasonably be requested by Grantee, to perfect Grantee's security interest in all Copyrights, Patents and Trademarks, which Grantee reasonably identifies pursuant to Section 6(a) above as material to the operation of Grantor's business on an on-going basis or the value of the Collateral, and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Grantee the grant and perfection of a security interest in all of the Collateral. Upon such filing, Grantor will deliver notice thereof to Grantee. (c) Grantor hereby irrevocably appoints Grantee as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, from time to time in Grantee's discretion, to take any action and execute any instrument which Grantee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including: (i) to modify, in its reasonable discretion, this Agreement without first obtaining Grantor's approval of or signature to such modification by amending Exhibit A or Exhibit B hereof, as appropriate, to include reference to any material right, title or interest in any Patents or Trademarks acquired by Grantor after the date hereof, or to delete any reference to any right, title or interest in any Patents or Trademarks in which Grantor no longer has or claims any right, title or interest, (ii) to file, in its reasonable discretion, one (1) or more financing or continuation statements and amendments thereto, related to any of the Collateral without the signature of Grantor where permitted by law, and (iii) after ' the occurrence and during the continuance of an Event,of Default under the Loan Agreement or the Related Documents, to transfer the Collateral into the name of Grantee or a third party to the extent permitted under the California Uniform Commercial Code. 7. Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Agreement:(a) An Event of Default shall occur under the Loan Agreement or any of the Related Documents, or(b)Grantor breaches any representation, warranty or other agreement made by Grantor in this Agreement in any material respect and, if such breach is capable of being cured, Grantor fails to cure such breach within fifteen (15) days following notice thereof from Grantee. 8. Remedies. Upon the occurrence and during the continuance of an Event of Default hereunder, Grantee shall have the right to exercise all of the remedies of a secured party under the California Uniform Commercial Code including, without limitation, the right to require Grantor to assemble the Collateral and any tangible property in which Grantee has a security interest and to make it available to Grantee at a place designated by Grantee. Grantee shall have a non-exclusive, royalty free license to use the Copyrights, Trademarks and Patents to the extent reasonably necessary to permit Grantee to exercise its rights and remedies hereunder. Grantor will pay any and all expenses (including reasonable attorneys' fees) incurred by Grantee in the exercise of any of its rights and remedies hereunder, including, without limitation, any reasonable expenses incurred in disposing of the Collateral. All of Grantee's rights and remedies with respect to the Collateral shall be cumulative. 9. Indemnity. Grantor agrees to defend, indemnify and hold harmless Grantee and its agents from and against all obligations, claims, demands and liabilities claimed or asserted by any other party in connection with the transactions described in or otherwise contemplated by this Agreement. 10. Reassignment. At such time as Grantor shall completely satisfy all of the obligations set forth in the Loan Agreement and the Related Documents, Grantee shall execute and deliver to Grantor all deeds, assignments and other instruments as may be necessary or proper to revest in Grantor full title to the Collateral, subject to any disposition thereof which may have been previously made by Grantee hereunder. 11. No Failure or Delay. No failure or delay on the part of Grantee in the exercise of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof.
12. Attorneys' Fees. If any action is brought under this Agreement by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements. 13. Amendments. This Agreement may only be amended by an instrument in writing executed by the parties. 14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto. 15. Governing Law; Jurisdiction; Jury Waiver. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflicts of law principles. GRANTOR HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE LOAN AGREEMENT OR ANY OF THE RELATED DOCUMENTS, OR ANY OF THE TRANSACTIONS DESCRIBED THEREIN. 16. Conflict. In the event of a conflict between any term or other provision contained in this Agreement with any term or other provision contained in that certain Commercial Security Agreement of even date herewith executed by Grantor and Grantee, the terms and provisions of this Agreement shall govern. IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.Grantor:Enerdyne
Technologies, Inc., a California corporationBy: Title:Grantee:First National Bank, a national banking associationBy: Title: EXHIBIT ADescription of Patents / Patent ApplicationsPatent No. 5,633,686 Adaptive Digital Video SystemIssued May 27, 1997 EXHIBIT BTrademark and Related Rights1. Registration No. 1,894,958Adaptive Digital Video System (ADVS)2. Pending Application No.
75/334506   Passlink(filed  August  1,  1997  EXHIBIT  CADVS  -  U.S.  Trademark
Registration #1894958Adaptive Digital Video System - U.S. Patent #5633686Passlink Serial #74/582,398Application to allege use or statement of use not-yet filed. Registration has been refused; Enerdyne is currently preparing response to patent office (via attorneys).Delta Information System, Inc. ("Delta") may be in violation of Enerdyne's patent. Enerdyne has taken no action at this time. Certain of Enerdyne 's products are built to the public domain U.S. Government.IRIG210 standard. The inventions described in Delta's patent number US4729020 appear to be essentially the same as the IRIG210 standard. Intelect Network Technologies has placed an advertisement in the ITS World (May 1998 issue). The ad implies that Intelect has a patent pending on the digital video CODEC card. See page H-31. Intelect was verbally notified and they stated that this was an error on their part, they are not manufacturing a CODEC board and that all new ads would be corrected.